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EXHIBIT 21.01

SUBSIDIARIES OF SALEM COMMUNICATIONS CORPORATION,
A DELAWARE CORPORATION

    Salem Communications Holding Corporation

    Salem Communications Acquisition Corporation

    SCA License Corporation

    ATEP Radio, Inc.

    Bison Media, Inc.

    Caron Broadcasting, Inc.

    CCM Communications, Inc.

    Common Ground Broadcasting, Inc.

    Golden Gate Broadcasting Company, Inc.

    Inland Radio, Inc.

    Inspiration Media, Inc.

    Inspiration Media of Pennsylvania, LP

    Inspiration Media of Texas, LLC

    Kingdom Direct, Inc.

    New England Continental Media, Inc.

    New Inspiration Broadcasting Company, Inc.

    Oasis Radio, Inc.

    OnePlace, LLC

    Pennsylvania Media Associates, Inc.

    Radio 1210, Inc.

    Reach Satellite Network, Inc.

    Salem Media of California, Inc.

    Salem Media of Colorado, Inc.

    Salem Media Corporation

    Salem Media of Georgia, Inc.

    Salem Media of Hawaii, Inc.

    Salem Media of Illinois, LLC

    Salem Media of Kentucky, Inc.

    Salem Media of New York, LLC

    Salem Media of Ohio, Inc.

    Salem Media of Oregon, Inc.

    Salem Media of Pennsylvania, Inc.

    Salem Media of Texas, Inc.

    Salem Media of Virginia, Inc.

    Salem Music Network, Inc.

    Salem Radio Network Incorporated

    Salem Radio Operations, LLC

    Salem Radio Operations—Pennsylvania, Inc.

    Salem Radio Properties, Inc.

    Salem Radio Representatives, Inc.

    South Texas Broadcasting, Inc.

    SRN News Network, Inc.

    Vista Broadcasting, Inc.

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EXHIBIT 21.01
SUBSIDIARIES OF SALEM COMMUNICATIONS CORPORATION, A DELAWARE CORPORATION